                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 8, 2003 (for Vanguard Capital Opportunity Fund) and December 15, 2003 (for Vanguard Global Equity Fund and Vanguard Strategic Equity Fund), relating to the financial statements and financial highlights appearing in the October 31, 2003 Annual Reports to Shareholders of Vanguard Capital Opportunity Fund, Vanguard Global Equity Fund, and Vanguard Strategic Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Accountants" in the Statement of Additional Information.









PricewaterhouseCoopers LLP
Philadelphia, PA

February 10, 2004